Exhibit 99.1

Verve Therapeutics Announces Pricing of Upsized Public Offering of Common Stock

CAMBRIDGE, Massachusetts, July 21, 2022 – Verve Therapeutics, Inc. (Nasdaq: VERV), a biotechnology company pioneering a new approach to the care of cardiovascular disease with single-course gene editing medicines, today announced the pricing of its upsized underwritten public offering of 8,333,334 shares of its common stock at a public offering price of $27.00 per share, for total gross proceeds of approximately $225.0 million, before deducting underwriting discounts and commissions and other offering expenses payable by Verve. All of the shares in the offering are being sold by Verve. In addition, Verve has granted the underwriters a 30-day option to purchase up to 1,250,000 additional shares of its common stock at the public offering price, less the underwriting discounts and commissions. The offering is expected to close on July 25, 2022, subject to the satisfaction of customary closing conditions.

J.P. Morgan, Jefferies, Guggenheim Securities and William Blair are acting as joint book-running managers for the offering.

The shares are being offered by Verve pursuant to a shelf registration statement that was filed with the Securities and Exchange Commission (“SEC”) on July 1, 2022 and declared effective by the SEC on July 12, 2022. This offering is being made only by means of a prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement relating to and describing the terms of the offering has been filed with the SEC and may be obtained for free by visiting the SEC’s website at www.sec.gov. A final prospectus supplement relating to the offering will be filed with the SEC. When available, copies of the final prospectus supplement and the accompanying prospectus may also be obtained by contacting: J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at (866) 803-9204, or by email at prospectus-eq_fi@jpmchase.com; Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, New York, NY 10022, by telephone at 877-821-7388 or by email at prospectus_department@Jefferies.com; Guggenheim Securities, LLC, Attention: Equity Syndicate Department, 330 Madison Avenue, New York, NY 10017, by telephone at (212) 518-5548, or by email at GSEquityProspectusDelivery@guggenheimpartners.com; or William Blair & Company, L.L.C., Attention: Prospectus Department, 150 North Riverside Plaza, Chicago, IL 60606, by telephone at (800) 621-0687, or by email at prospectus@williamblair.com.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy these securities, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Verve

Verve Therapeutics, Inc. is a genetic medicines company pioneering a new approach to the care of cardiovascular disease, potentially transforming treatment from chronic management to single-course gene editing medicines. The company’s initial two programs target PCSK9 and ANGPTL3, genes that have been extensively validated as targets for lowering blood lipids such as low-density lipoprotein cholesterol (LDL-C), a root cause of cardiovascular disease.

Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the anticipated closing date of the public offering. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all and other factors discussed in the “Risk Factors” section of the preliminary prospectus supplement filed with the SEC on July 20, 2022, Verve’s Quarterly Report on Form 10-Q filed with the SEC on May 10, 2022, and the risks described in other filings that Verve may make with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and Verve specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Contact

Jen Robinson

Verve Therapeutics, Inc.

jrobinson@vervetx.com

Media Contact

Ashlea Kosikowski

1AB

ashlea@1abmedia.com